Exhibit 11

CONSENT OF AVALON DEVELOPMENT CORPORATION

The undersigned hereby consents to the use of its name in connection with the following reports and documents, which are being filed as exhibits to and incorporated by reference into the annual report on Form 40-F of NovaGold Resources Inc. (the “Company”) being filed with the United States Securities and Exchange Commission and any document in which the annual report or Form 40-F may be incorporated by reference into and filed with the United States Securities and Exchange Commission:

  The technical report dated April 16, 2002 titled “Summary Report for the Rock Creek Gold Prospect, Seward Peninsula, Alaska” prepared by Avalon Development Corporation (the “Rock Creek Report”);

  The technical report dated April 15, 2002 titled “Summary Report for the Nome Gold and Gravel Project, Seward Peninsula, Alaska” prepared by Avalon Development Corporation (the “Nome Gold Report”);

  The technical report dated April 1, 2002 titled “Summary Report for the Shotgun Gold Project, Kuskokwim Mineral Belt, Alaska” prepared by Avalon Development Corporation (the “Shotgun Gold Report”); and

  The annual information form of the Company dated March 31, 2004 for the fiscal year ended November 30, 2003, which includes reference to the Rock Creek Report, the Nome Gold Report and the Shotgun Report.

Dated at Fairbanks, Alaska, this 19th day of May, 2004.

AVALON DEVELOPMENT CORPORATION

/s/ Curtis J. Freeman
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